Exhibit 10.1

2013 Management Incentive Plan (MIP) and

2013 Operating Incentive Plan (OIP)

I.	Purpose

The 2013 MIP and OIP are designed to provide an incentive for key members of the MiMedx Group, Inc. (MiMedx or Company) management team to exceed the 2013 Business Plan and reward those management team members with deserving performance.

The goals of the 2013 MIP and OIP are:

1.	To increase shareholder value.

2.	To achieve and exceed the 2013 Business Plan for Consolidated MiMedx and each Division of the Company.

3.	To reward key individuals for demonstrated performance that is sustained throughout the year.

4.	To enhance the Company’s ability to be competitive in the marketplace for executive talent and attract, retain and motivate a high-performing and high-potential management team.

II.	MIP and OIP Program Period

This program is in effect from January 1, 2013 through December 31, 2013. The program is subject to adjustment by the Company at any time during or after the program period. In the event of a program adjustment, an addendum will be published to inform eligible participants.

III.	MIP and OIP Participation and Eligibility

Participation and eligibility are determined by the MIP and OIP Compensation Committee at its sole discretion. No individual is automatically included in the MiMedx 2013 MIP or 2013 OIP. Only those individuals approved by the Compensation Committee and confirmed in writing are eligible. Verbal comments or promises to any employee or past practices are not binding on MiMedx or any of its divisions or subsidiaries in any manner.

2013 MiMedx MIP and OIP

Terminated Employees: If a participant terminates from the Company, the following guidelines will be used for all voluntary or involuntary terminations as well as terminations due to a Reduction in Force: Incentives are only earned by employees in good standing on the date payment is made. Participants terminating employment prior to the date of payment are not eligible for any incentive payment, regardless of the reason for termination of employment.

First Time Participants: New management employees hired or promoted into an eligible position will be able to begin participating in the MIP or OIP on the first day of the first full month in the eligible position. The Base Bonus will be prorated based on the number of months employed in the eligible position. No incentives will be earned or paid for new hires beginning employment after September 30, 2013.

Existing Participants: Participants who transfer during the period January 1, 2013 through December 31, 2013 from one MIP eligible position to another MIP or OIP eligible position, having either a higher or lower Base Bonus, will begin participating at the new MIP or OIP level on the first day of the first full month in the new position. The participant’s Base Bonus will be prorated for the months employed in each eligible position.

Leave of Absence: Participants who have been on an approved leave of absence for medical or other reasons for greater than 60 cumulative days during the year will receive a prorated portion of their earned Base Bonus. The earned Base Bonus for participants on approved leaves of absence of less than 60 cumulative days will not be prorated based on the period of approved leave. Participants who have been on an approved leave of absence for medical or other reasons for greater than 120 cumulative days during the year will not be eligible to earn any amount of MIP or OIP for the year.

IV.	MIP and OIP Administration

The Executive Compensation Committee will be responsible for the methods of calculation and administration of the Plan. The Executive Compensation Committee will be comprised of the Chairman & CEO; President & Chief Operating Officer; Chief Financial Officer; and Vice President Human Resources & Administration.

The Company may change the plan from time to time in any respect. All decisions made on behalf of the Company by the MiMedx Board of Directors or the Executive Compensation Committee relative to the plan are final and binding. The determination of compliance with the individual objectives established under the plan for an employee shall be made by the Executive Compensation Committee in its sole discretion.

V.	MIP and OIP Incentive Determination and Payment

The 2013 MIP and OIP provides for the determination of a Base Bonus expressed as a percentage of the participant’s annual salary in effect at the end of the program period or the end of each respective period when a participant transfers from one MIP eligible position to another.

2013 MiMedx MIP and OIP

Participants approved for MIP participation as of January 1, 2013 are eligible for a full year’s participation not subject to proration. All incentives earned under the MIP and OIP will be measured and paid annually.

Earned incentives are paid primarily in the form of cash compensation. However, at the sole discretion of the MiMedx Board of Directors, payment of earned incentives may be made in the form of equivalent value stock options and/or restricted stock, provided the total amount of the earned incentive paid in the form of cash compensation is no less than fifty percent (50%) of the total earned incentive amount.

VI.	MIP Participants

The 2013 MIP participants include the CEO, plus the direct reports to the CEO.

VII.	MIP Method of Calculation

Each participant’s incentive will be calculated based on the achievement of a financial target and individual objectives. Base bonus for all MIP participants is divided into a two financial components. 80% of the base bonus is allocated to 2013 Revenue performance and 20% is allocated to 2013 MiMedx Earnings Before Interest, Taxes, Depreciation, Amortization and Share Based Compensation Expense (“MiMedx EBITDA”) performance.

The financial thresholds for 2013 Revenue and 2013 MiMedx EBITDA indicate the level of respective performance where partial payouts commence. Increased partial payouts are indicated for respective 2013 Revenue and 2013 MiMedx EBITDA Performance above the financial threshold and below the financial target. The respective 2013 Revenue and 2013 MiMedx EBITDA targets indicate the point at which the respective target base bonuses are earned. Provided a minimum MiMedx EBITDA Floor is achieved, each partial payout threshold and target base bonus payout is determined independent of the other. For purposes of calculating the earned amount of MIP allocated to MiMedx EBITDA performance and Revenue performance, the total Base Bonuses of all eligible participants is referred to as the Base Bonus Pool. Based on the MiMedx EBITDA performance (specific to MiMedx EBITDA performance at 8 designated Levels) and MiMedx Revenue performance (specific to revenue performance at 8 designated Levels), the MIP is calculated as follows:

EBITDA Performance

•	MiMedx EBITDA < Level 1 = no incentive earned for MiMedx EBITDA component.

•	MiMedx EBITDA at Level 1 = 1% of MiMedx EBITDA component funded.

•	MiMedx EBITDA at Level 2 = 25% of MiMedx EBITDA component funded.

•	MiMedx EBITDA at Level 3 = 50% of MiMedx EBITDA component funded.

•	MiMedx EBITDA at Level 4 = 60% of MiMedx EBITDA component funded.

•	MiMedx EBITDA at Level 5 = 75% of MiMedx EBITDA component funded.

•	MiMedx EBITDA at Level 6 = 90% of MiMedx EBITDA component funded.

•	MiMedx EBITDA at Level 7 = 95% of MiMedx EBITDA component funded

•	MiMedx EBITDA at Level 8 = 100% of MiMedx EBITDA component funded.

2013 MiMedx MIP and OIP

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MiMedx EBITDA > Level 8 = Excess Bonus Pool funded at the determination of the Board upon recommendation form the Compensation Committee. The maximum MIP amount is limited to two (2) times the participant’s Base Bonus.

Revenue Performance

•	Revenue < Level 1 = no incentive earned for Revenue component.

•	Revenue at Level 1 = 1% of Revenue component funded.

•	Revenue at Level 2 = 25% of Revenue component funded.

•	Revenue at Level 3 = 50% of Revenue component funded.

•	Revenue at Level 4 = 60% of Revenue component funded.

•	Revenue at Level 5 = 75% of Revenue component funded.

•	Revenue at Level 6 = 90% of Revenue component funded.

•	Revenue at Level 7 = 95% of Revenue component funded.

•	Revenue at Level 8 = 100% of Revenue component funded.

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Revenue > Level 8 = Excess Bonus Pool funded at the determination of the Board upon recommendation from the Compensation Committee. The maximum MIP amount is limited to two (2) times the participant’s Base Bonus.

Financial Gatekeeper: MiMedx EBITDA component is a gatekeeper for the Revenue component. If Gross MiMedx EBITDA (before the respective Revenue payout and Objectives payout) performance is unfavorable to the MiMedx EBITDA Floor, no payout for Revenue performance can be made. If Gross MiMedx EBITDA performance is favorable to the MiMedx EBITDA Floor, the above defined portion of the Revenue component is paid out independent of the EBITDA component.

VIII.	OIP Participants

The 2013 OIP participants include the next tier of MiMedx non-sales management at the director level and above.

IX.	OIP Method of Calculation

Each participant’s incentive will be calculated based on the achievement of financial targets and Individual Objectives. Base bonus for all OIP participants is divided into two financial components and an Individual Objectives component. 60% of the base bonus is allocated to 2013 Revenue performance, 15% is allocated to 2013 MiMedx EBITDA performance, and 25% is allocated to Individual Objectives performance.

2013 MiMedx MIP and OIP

The financial thresholds for 2013 Revenue and 2013 MiMedx EBITDA indicate the level of respective performance where partial payouts commence. Increased partial payouts are indicated for respective 2013 Revenue and 2013 MiMedx EBITDA Performance above the financial threshold and below the financial target. The respective 2013 Revenue and 2013 MiMedx EBITDA targets indicate the point at which the respective target base bonuses are earned. Provided a minimum MiMedx EBITDA Floor is achieved, each partial payout threshold and target base bonus payout is determined independent of the other. For purposes of calculating the earned amount of MIP allocated to MiMedx EBITDA performance and Revenue performance, the total Base Bonuses of all eligible participants is referred to as the Base Bonus Pool. Based on the MiMedx EBITDA performance (specific to MiMedx EBITDA performance at 8 designated Levels) and MiMedx Revenue performance (specific to revenue performance at 8 designated Levels), the MIP is calculated as follows:

EBITDA Performance

•	MiMedx EBITDA < Level 1 = no incentive earned for MiMedx EBITDA component nor Objectives component.

•	MiMedx EBITDA at Level 1 = 1% of MiMedx EBITDA component funded and 50% of Objectives component funded.

•	MiMedx EBITDA at Level 2 = 25% of MiMedx EBITDA component funded and 100% of Objectives component funded.

•	MiMedx EBITDA at Level 3 = 50% of MiMedx EBITDA component funded and 100% of Objectives component funded.

•	MiMedx EBITDA at Level 4 = 60% of MiMedx EBITDA component funded and 100% of Objectives component funded.

•	MiMedx EBITDA at Level 5 = 75% of MiMedx EBITDA component funded and 100% of Objectives component funded.

•	MiMedx EBITDA at Level 6 = 90% of MiMedx EBITDA component funded and 100% of Objectives component funded.

•	MiMedx EBITDA at Level 7 = 95% of MiMedx EBITDA component funded and 100% of Objectives component funded.

•	MiMedx EBITDA at Level 8 = 100% of MiMedx EBITDA component funded and 100% of Objectives component funded.

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MiMedx EBITDA > Level 8 = Excess Bonus Pool funded at the determination of the Board upon recommendation from the Compensation Committee. The maximum MIP amount is limited to two (2) times the participant’s Base Bonus.

Revenue Performance

•	Revenue < Level 1 = no incentive earned for Revenue component nor Objectives component.

•	Revenue at Level 1 = 1% of Revenue component funded and 50% of Objectives component funded.

•	Revenue at Level 2 = 25% of Revenue component funded and 100% of Objectives component funded.

•	Revenue at Level 3 = 50% of Revenue component funded and 100% of Objectives component funded.

•	Revenue at Level 4 = 60% of Revenue component funded and 100% of Objectives component funded.

•	Revenue at Level 5 = 75% of Revenue component funded and 100% of Objectives component funded.

•	Revenue at Level 6 = 90% of Revenue component funded and 100% of Objectives component funded.

•	Revenue at Level 7 = 95% of Revenue component funded and 100% of Objectives component funded.

2013 MiMedx MIP and OIP

•	Revenue at Level 8 = 100% of Revenue component funded and 100% of Objectives component funded.

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Revenue > Level 8 = Excess Bonus Pool funded at the determination of the Board upon recommendation from the Compensation Committee. The maximum MIP amount is limited to two (2) times the participant’s Base Bonus.

Financial Gatekeeper: MiMedx EBITDA component is a gatekeeper for the Revenue component and Individual Objectives component. If Gross MiMedx EBITDA (before the respective Revenue payout and Objectives payout) performance is unfavorable to the MiMedx EBITDA Floor, no payout for Revenue performance and Objectives performance can be made. If Gross MiMedx EBITDA performance is favorable to the MiMedx EBITDA Floor, the above defined portion of the Revenue component and Objectives component are paid out independent of the EBITDA component.

The individual objectives will be comprised of one or more key operational measures and/or major milestone outcomes that are specific to the participant’s position and directly influenced by the participant’s performance. Individual objectives must be approved by the Chairman & CEO and the President & COO.

X.	MIP and OIP Excess Bonus or Other Amounts

Following the funding of all Base Bonuses, if MiMedx EBITDA performance is greater than Level 8, or MiMedx Revenue performance is greater than Level 8, the participant may earn an Excess Bonus as determined by the Board of Directors. If so determined by the Board, an Excess Bonus Pool will be funded not to exceed two (2) times the total of all Base Bonus amounts.

As determined by the MiMedx Board of Directors in its sole discretion, a participant may be eligible to earn a portion of the participant’s Base Bonus allocated to MiMedx EBITDA performance that may exceed the amount as calculated above provided the MiMedx EBITDA performance is favorable to the specified MiMedx EBITDA Floor.

XI.	MIP and OIP Miscellaneous

Nothing in the MIP or OIP shall be deemed to constitute a contract for the continuance of employment of the participants or bring about a change of status of employment. Neither the action of the Company in establishing this program, nor any provisions hereof, nor any action taken by the Company shall be construed as giving any employee the right to be retained in the employ of the Company for any period of time, or to be employed in any particular position, or at any particular rate of remuneration.

Further, nothing contained herein shall in any manner inhibit the day-to-day conduct of the business of the Company and its subsidiaries, which shall remain within the sole discretion of management of the Company; nor shall any requirements imposed by management or resulting from the conduct of the business of the Company constitute an excuse for, or waiver from, compliance with any goal established under this plan.

2013 MiMedx MIP and OIP

No persons shall have any right, vested or contingent, or any claim whatsoever, to be granted any award or receive any payment hereunder, except payments of awards determined and payable in accordance with the specific provisions hereof or pursuant to a specific and properly approved agreement regarding the granting or payment of an award to a designated individual.

Neither this program, nor any payments pursuant to this program, shall affect, or have any application to, any of the Company’s life insurance, disability insurance, PTO, medical or other related benefit plans, whether contributory or non-contributory on the part of the employee except as may be specifically provided by the terms of the benefit plan.

All payments pursuant to this program are in gross amounts less applicable withholdings.

MiMedx reserves the right to apply a participant’s incentive payment against any outstanding obligations owing to the Company.